Exhibit 23.2
Consent of Telford Sadovnick, PLLC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

The Board of Directors
Novastar Resources Ltd.
(An Exploration Stage Company)

We consent to the incorporation by reference in the Registration Statement of Novastar Resources Ltd. (An Exploration Stage Company) on Form SB-2A, Amendment No. 5, pertaining to 119,732,425 shares of its common stock, of our Report of Independent Registered Public Accounting Firm, dated September 20, 2006, with respect to the consolidated financial statements of Novastar Resources Ltd. included in the annual report on Form 10-KSB, comprising the consolidated balance sheets as at June 30, 2006 and 2005, the related consolidated statements of operations and cash flows for the years then ended and for the cumulative period from June 28, 1999 (inception) to June 30, 2006, and the related consolidated statement of stockholders’ deficiency for the cumulative period from June 28, 1999 (inception) to June 30, 2006, as filed with the Securities and Exchange Commission.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington

October 4, 2006